Exhibit 10.9.2

                            FOURTH AMENDMENT OF LEASE

         The Parties agree to the following, effective as of the date of this instrument:

SECTION I.        THE PARTIES.

         1.1 CAMBRIDGE ONE COMMERCIAL PLAZA, LLC, a Connecticut limited liability company with a place of business in care of Cambridge Realty Partners, LLC, 280 Trumbull Street, Hartford, Connecticut 06103, is hereinafter referred to as "LANDLORD".

         1.2 FIRST INTERNATIONAL BANK (formerly First National Bank of New England and later First International Bank, National Association), now a state banking association with a place of business at 280 Trumbull Street, Hartford, Connecticut 06103, is hereinafter referred to as "TENANT".

SECTION II.         THE LEASE.

         Landlord and Tenant entered into a Lease Agreement dated as of June 1, 1997, for premises in the building located at 280 Trumbull Street, Hartford, Connecticut, which Lease Agreement was amended by a First Amendment of Lease dated November 30, 1998 (the "FIRST AMENDMENT"), a Second Amendment of Lease dated as of March 26, 1999 (the "SECOND AMENDMENT"), and a Third Amendment of Lease dated as of October 29, 1999 (the "THIRD AMENDMENT"). The Lease Agreement, as so amended, is referred to herein as the "LEASE". All terms defined in the Lease shall have the same meaning in this instrument unless redefined in this instrument.

SECTION III.        AMENDMENTS TO THE LEASE.

         3.1        AMENDMENT AND RESTATEMENT OF SECTION 1.2 OF THE LEASE.

         The parties agree that, effective as of March 31, 2000, all of Tenant's rights and all of its obligations to lease Expansion Space C shall terminate and be of no further force or effect. Accordingly, Expansion Space C shall not be added to the Premises on April 1, 2000. Tenant hereby surrenders to Landlord all rights it may have in and to Expansion Space C. Tenant shall have no further rights of expansion, except as may expressly be stated in this Amendment. References to Exhibit B-7 are hereby deemed deleted from the Lease; references to Exhibit B-1 are deemed deleted from the Lease by the terms of the Second Amendment.

         Therefore, Section 1.2 of the Lease (as amended by the First Amendment, Second Amendment, and Third Amendment) is deleted in its entirety and the following is substituted in lieu thereof, amending and restating Section 1.2:

                      Section 1.2   The Premises

                      Landlord hereby leases to Tenant, and Tenant hereby
                  accepts from Landlord, the following premises, each designated as set forth below (collectively, the "PREMISES"):

                      Office Space:

                      Fourth Floor Space                 25,018      rentable square feet on the
                                                                     fourth floor
                      Original Twelfth Floor Space        9,311      rentable square feet on the
                                                                     twelfth floor
                      Expansion Space A                   9,635      rentable square feet on the
                                                                     twelfth floor
                      Expansion Space B                   6,323      rentable square feet on the
                                                          -----      twelfth floor
                                  TOTAL                  50,287

                      Storage Space:

                           Storage Space                    224      rentable square feet on the
                                                                     twelfth floor
                           Additional Storage Space         469      rentable square feet on the
                                                            ---      concourse floor
                                  TOTAL                     693

                  The foregoing spaces correspond to the hatched areas shown on Exhibits B-2, B-3, B-4, B-5, B-6, and B-8 (added by the Second Amendment), respectively, and such spaces are hereinafter referred to as designated above.

         3.2        AMENDMENT TO SECTION 2.1. OF THE LEASE.

         Section 2.1 of the Lease is amended by deleting the Expiration Date of "December 31, 2003" (as provided in Section of the Third Amendment) and substituting "December 31, 2006" in lieu thereof in order to extend the Term of the Lease by three years.

         3.3        DELETION OF SECTION 2.2 OF THE LEASE.

         Section 2.2 of the Lease, as amended by the First Amendment and Third Amendment, is hereby deleted in its entirety.

         3.4        AMENDMENT TO SECTION 3.1 OF THE LEASE.

         Section 3.1 of the Lease (as amended by the Second Amendment and the Third Amendment) is hereby deleted in its entirety, and the following is substituted in lieu thereof:

                           Section 3.1      Base Rent

                                    (a) Tenant shall pay Landlord as base rent
                  (the "BASE RENT") for each year during the Term the sum of the amounts set forth below as Office Space Base Rent and Storage Space Base Rent, payable in equal monthly installments due in advance on the first day of each month during the Term.


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                  OFFICE SPACE BASE RENT:

                  Year              Per RSF             Annual               Monthly
                  ----              -------             ------               -------
                  2000               15.82           $  795,406.50          $66,283.88
                  2001               17.00           $  854,879.00          $71,239.92
                  2002               18.25           $  917,737.75          $76,478.15
                  2003               19.50           $  980,596.50          $81,716.38
                  2004               20.00           $1,005,740.00          $83,811.67
                  2005               20.50           $1,030,883.50          $85,906.96
                  2006               21.00           $1,056,027.00          $88,002.25


                  STORAGE SPACE BASE RENT:

                  Years             Per RSF             Annual               Monthly
                  -----             -------             ------               -------
                  All                10.00           $    6,930.00          $   577.50

                                    (b) If the Commencement Date is not the
                  first day of a month, the installment of Base Rent for the initial partial month shall be equitably prorated and shall be due in advance.

                                    (c) Tenant shall also pay all sales taxes
                  and all other governmental fees, charges, or taxes on the Base Rent (excluding any federal or state income taxes owed by Landlord). All payments required under this Lease, other than Base Rent, shall be deemed to be additional rent.

         3.5      DELETION OF SECTION 3.2. TO THE LEASE

         Section 3.2. of the Lease (as amended by the First Amendment) is hereby deleted in its entirety.

         3.6      DELETION OF SECTION 3.3. TO THE LEASE

         Section 3.3. of the Lease (added by the Third Amendment) is hereby deleted in its entirety.

         3.7      AMENDMENT TO SECTION 4.1(a) OF THE LEASE

         Subsection (a) of Section 4.1 of the Lease (as amended by the Third Amendment) is deleted in its entirety, and the following is substituted in lieu thereof:


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                                    (a) Tenant shall pay Landlord as additional
                  rent throughout the Term 7.500 PERCENT ("TENANT'S SHARE") of the amount (the "INCREMENTAL OPERATING EXPENSES") by which annual Operating Expenses (as defined below) incurred by Landlord during each calendar year exceed Operating Expenses for calendar year 1997 (the "BASE OPERATING EXPENSES"). Tenant's Share is equal to the proportion that the rentable square foot area of the Premises bears to the total rentable square foot office area of the Building.

         3.8      AMENDMENT OF SECTION 4.1(d)(i) OF THE LEASE.

         Subsection (d) (i) of Section 4.1 of the Lease is deleted in its entirety from the Lease, and the following is substituted in lieu thereof:

                           (d) (i) Tenant shall pay Landlord as additional rent
                  throughout the Term 14.303 PERCENT ("TENANT'S ELECTRIC SHARE") of the amount by which annual Electric Expenses (as defined below) incurred by Landlord during each calendar year exceed Electric Expenses for calendar year 1997 (the "BASE ELECTRIC EXPENSES"). Tenant's Electric Share shall be equal to a fraction. The numerator of the fraction is the rentable square foot area of the Premises. The denominator of the fraction is of the net rentable square foot office area of the Building excluding (1) those leasable spaces as to which the tenants' electricity usage is billed by the provider directly to the tenants of the spaces; and (2) those leasable spaces for which the tenants' electricity usage is measured by submeters and the periodic electricity charge for the area is based on the usage for the period as indicated by the submeters. The fraction that is Tenant's Electric Share may change annually or otherwise from time to time during the Term and shall be adjusted in the event the numerator or the denominator of the fraction changes.

         3.9      DELETION OF SECTION 4.3 OF THE LEASE.

         Section 4.3 of the Lease is hereby deleted in its entirety from the Lease.

         3.10     AMENDMENT OF SECTION 6.1 OF THE LEASE.

         The final paragraph of Section 6.1, which was added by the First Amendment, is hereby deleted in its entirety from the Lease.

         3.11     AMENDMENT TO ARTICLE 34 OF THE LEASE.

         The parties acknowledge and agree that, due to the extensions of the Term effected by the Third Amendment and by this Amendment, the First Extension Option contained in Article 34 of the Lease shall no longer to be available to Tenant at the end of the initial term of the Lease and that, instead, the Second Extension Option shall be available to Tenant immediately following the end of the Initial Term, on all the terms and subject to all the conditions set forth in Article 34. Accordingly, Article 34 shall be construed as if the First Extension Option had been properly exercised by the execution of this

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Amendment.

                  The clarification stated in the Third Amendment is superseded by this Section 3.10 of this Amendment.

         3.12     ADDITION OF ARTICLE 38 TO THE LEASE.

                        ARTICLE 38 - RIGHT OF FIRST OFFER

                           Section 38.1 Right of First Offer

                                    (a) Following the Commencement Date, Tenant
                  shall have the right of first offer to lease (the "FIRST OFFER OPTION") any space on the 11th floor of the Building other than the Premises (the "FIRST OFFER SPACE") that Landlord desires to offer for lease.

                                    (b) In the event that, at any time
                  subsequent to the Commencement Date, Landlord determines that:

                                            (i) the First Offer Space is or
                                    shall become available for lease to third parties, and

                                            (ii) all other then existing tenants
                                    of the Building with first offer, first
                                    refusal, or expansion rights with regard to such First Offer Space elect not to exercise such rights, and

                                            (iii) Tenant has not assigned all or
                                    any portion of the Lease or interest in the Lease or sublet all or any portion of the Premises, and

                                            (iv) there exists no Event of
                                    Default under this Lease;

                  Landlord shall give Tenant written notice (the "FIRST OFFER NOTICE") of such availability and the date any existing tenant or occupant is expected to vacate any First Offer Space and such other information as is required by subsection (c) hereof; provided, however, Tenant acknowledges that the availability of any such First Offer Space shall be subject to the condition that any then existing tenant or occupant of such First Offer Space vacate such First Offer Space.

                           (c) The First Offer Notice will include the basic
                  economic terms, including but not limited to Landlord's determination of the annual base rent, additional rent, proportionate share of Project Expenses, the lease term, and the tenant improvement allowance, if any (collectively, the "ECONOMIC TERMS") upon which Landlord is willing to lease the First Offer Space to Tenant or to a third party, and shall identify the available space,

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                  date of availability, and proposed rent commencement date.

                           (d) If Tenant elects to exercise its First Offer
                  Option, it shall do so by delivering written notice to Landlord within thirty (30) days immediately following Landlord's delivery of the First Offer Notice that it unconditionally accepts the Economic Terms and other terms in the First Offer Notice (the "TENANT'S EXERCISE NOTICE"), except that the lease term with respect to the First Offer Space shall be determined as follows:

                                    (i) If the First Offer Notice is given when
                  more than three years remain in the Term and Tenant accepts the terms in the First Offer Notice by giving the Tenant's Exercise Notice, the lease term for the First Offer Space shall be co-terminous with the Term and subject to the Extension Option provided under Article 34;

                                    (ii) If the First Offer Notice is given when
                  less than three years remain in the Term and the Second Extension Option is available to Tenant under Article 34 and Tenant accepts the terms in the First Offer Notice by giving the Tenant's Exercise Notice, Tenant shall be deemed to have agreed to extend the Term of this Lease pursuant to the Extension Option under Article 34, and the lease term for the First Offer Space shall be co-terminous with the Term as so extended; and

                                    (iii) If the First Offer Notice is given
                  when less than three years remain in the Term and the Second Extension Option is no longer available to Tenant under
                  Article 34 and Tenant accepts the terms in the First Offer Notice by giving the Tenant's Exercise Notice, the lease term for the First Offer Space shall be co-terminous with the Term.

                           Section 38.2 Lease Amendment

                           Tenant shall enter into a lease amendment with
                  Landlord within twenty (20) days immediately following delivery of Tenant's Exercise Notice in accordance with this
                  Article 38, and, Tenant shall be obligated to start paying rent for the First Offer Space on the earlier of the date Tenant occupies the First Offer Space for its ordinary business purposes or the date that is one hundred twenty (120) days after the date the First Offer Notice was given. The parties agree that the lease amendment shall not change the provisions of this Lease except to the extent that the terms of the First Offer Notice would necessitate changes.

                       Section 38.3 No Further Obligation

                           In the event that Tenant fails to exercise the First
                  Offer Option by giving the Tenant's Exercise Notice or, having given the Tenant's Exercise Notice, Tenant fails to enter into a lease amendment, in accordance with the terms and conditions hereof: (i) Landlord shall thereafter have no further obligation to offer, negotiate, or lease the space identified in the First Offer

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                  Notice to Tenant; and (ii) Landlord shall thereafter have the right to lease (without limitation as to rentable square footage) such First Offer Space to other tenants and prospective tenants without such rights being subject to Tenant's First Offer Option.

         3.12     DELETION OF EXHIBIT D-1

         Exhibit D-1, the Expansion Space C Work Letter Agreement, which was added to the Lease by the First Amendment, is hereby deleted from the Lease. The parties agree that the Expansion Space C Work Letter Agreement is terminated and of no further force or effect and that neither party shall have any rights or obligations arising thereunder. All references in the Lease to Exhibit D-1 are hereby deleted.

SECTION IV.       BROKERS.

         Each party covenants, warrants and represents that it has not dealt with any real estate broker or salesman in the finding, negotiation or execution of this instrument. Each party agrees to indemnify and hold the other party harmless against any and all claims for any brokerage commissions and/or any finder's fee and all costs, expenses and liabilities in connection therewith, including without limitation, attorneys' fees, court costs and expenses, arising out of any dealings or negotiations the indemnifying party had with any broker and/or finder in the finding, negotiation or execution of this instrument.

SECTION V.        GENERAL CLAUSES.

         5.1 Except as modified by this instrument, Landlord and Tenant ratify and confirm the terms of this Lease.

         5.2 Terms defined in the Lease shall have the same meaning in this instrument as in the Lease unless redefined in this instrument.

         5.3 The Lease and this instrument are binding on Landlord and Tenant and their respective heirs, successors and assigns.

         5.4 Tenant's obligation to pay amounts due and owing prior to termination or expiration of the Lease shall survive such termination or expiration.

         5.5 The word "includes" means "includes without limitation". The word "include" means "include without limitation". The word "any" means "any and all". The word "until" means "unless and until".


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of April 1, 2000.

Witnessed by:


                            LANDLORD:

                            CAMBRIDGE ONE COMMERCIAL PLAZA, LLC

                                 By:  One Commercial Management, LLC,
                                      Its Managing Member

                                      By:  Levstone Commercial Management Corp.,
                                             Its Managing Member


                                             By    /s/ Mark R. Stone
                                                   -----------------------------
                                             Name:     Mark R. Stone
                                             Title:    Vice President





                            TENANT:

                            FIRST INTERNATIONAL BANK


                            By:    /s/ Shaun P. Williams
                                   ----------------------------
                                Name:  Shaun P. Williams
                                Title: Executive Vice President




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